SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2015

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5310 Maryland Way

Brentwood, Tennessee 37027

(Address of Principal Executive Offices)

(615) 872-4800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On March 31, 2015, Kirkland’s, Inc. (the “Company”) elected Jeffery Carl Owen to the Company’s board of directors. This increased the board of directors from eight to nine members.

Mr. Owen, retired, worked over 20 years for Dollar General, the nation’s largest small box retailer of discount consumable basic merchandise. Most recently, he served as the Senior Vice President, Operations from 2011 to 2014. Prior to his appointment as Senior Vice President, Operations, Mr. Owen served as the Vice President, Operations for Dollar General from 2006 to 2011. Mr. Owen received his undergraduate degree and MBA from Vanderbilt University.

Mr. Owen will receive the Company’s standard compensation package for non-employee directors, as described in the Company’s annual proxy statement. There are no understandings or arrangements between the Company, Mr. Owen or any other person for the selection of Mr. Owen as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRKLAND’S, INC.

	By:	/s/ W. Michael Madden
Name: W. Michael Madden
Date: April 6, 2015		Title: President and Chief Executive Officer

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